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                                                                    EXHIBIT 21.1


                             SIGNALSOFT SUBSIDIARIES


BFound.com Services, Inc., a British Columbia corporation

mobilePosition AB, a Swedish corporation

SignalSoft Japan Kabushiki Kaisha, a Japanese corporation